EXHIBIT 10.13

                             AMENDMENT NO. 1 TO THE
                  SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN
                            DATED SEPTEMBER 16, 1998



         WHEREAS, the Scholastic Corporation (the "Company") 1995 Stock Option Plan (the "Plan") was approved by the holders of Class A Stock at the 1995 Annual Meeting of Stockholders and became effective on September 21, 1995; and

         WHEREAS, pursuant to Section 6 of the Plan, the Board of Directors retained the right to amend the Plan;

         NOW, THEREFORE, subject to the approval of this Amendment No. 1 by holders of the Company at the 1998 Annual Meeting of Stockholders, the Plan is amended as follows:

1. Section 5 of the Plan is amended to delete the first paragraph and to insert in lieu thereof a new first paragraph, to read as follows:

                  The aggregate number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 3,500,000, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 8(i) hereof.

2. This Amendment No. 1 to the Plan shall be effective, if at all, upon its approval by the holders of Class A Stock at the Company's 1998 Annual Meeting of Stockholders.


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